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         United States Securities and Exchange Commission
                     Washington, D.C.  20549
                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

               O'SULLIVAN INDUSTRIES HOLDINGS, INC.
      (Exact name of Registrant as specified in its charter)

              Delaware                             43-1659062
    (State or Other Jurisdiction of                             (I.R.S. Employer
   Incorporation or Organization)                         Identification No.)

   1900 Gulf Street, Lamar, Missouri                           64759-1899
(Address of Principal Executive Offices)                           (ZIP Code)

                O'SULLIVAN INDUSTRIES HOLDINGS, INC.
           AMENDED AND RESTATED 1994 INCENTIVE STOCK PLAN
                      (Full Title of the Plan)

                       ROWLAND H. GEDDIE, III
            Vice President, General Counsel and Secretary
                O'Sullivan Industries Holdings, Inc.
                          1900 Gulf Street
                     Lamar, Missouri  64759-1899
               (Name and Address of Agent for Service)

                            417-682-3322
    (Telephone number, including area code, of agent for service)
                  _______________________________

                  CALCULATION OF REGISTRATION FEE

                  -------------------------------

Title of Securities to be Registered:      Common Stock,
                                     par value $1.00 per share
Amount to be Registered:                            500,000
Proposed Maximum Offering Price per Share<Fn1>:     $11.25
Proposed Maximum Aggregate Offering Price:          $5,675,000
Amount of Registration Fee:              $1,704.55

Title of Securities to be Registered:  Preferred Stock Purchase Rights<Fn2>
Amount to be Registered:                            500,000
Proposed Maximum Offering Price per Share<Fn2>:     -0-
Proposed Maximum Aggregate Offering Price:          -0-
Amount of Registration Fee:                         -0-

[FN]
1. The number of shares registered has been computed on the basis of the issuer's estimate of the aggregate number of shares which will be needed for grants and awards over the remainder of the ten year life of the O'Sullivan Industries Holdings, Inc. Amended and Restated 1994 Incentive Stock Plan. The registration fee was calculated in accordance with Rule 457(c) upon the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions System on February 10, 1997.
[/FN]

[FN]
2. One Preferred Stock Purchase Right automatically trades with each share of Common Stock and is evidenced by the certificate for the Common Stock.
[/FN]

                          EXPLANATORY NOTES

  Pursuant to Instruction E of the General Instructions to
Form S-8, the contents of Registration Statement on Form S-8, File No. 33-75438, are hereby incorporated by reference.

  As permitted by the rules of the Securities and Exchange
Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by O'Sullivan Industries Holdings, Inc. (the "Company," "O'Sullivan" or the "Registrant") (File No. 1-12754) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

  2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

  3. The descriptions of the Company's common stock, par value $1.00 per share ("Common Stock"), and preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed on January 13, 1994, as amended.

  All documents subsequently filed by O'Sullivan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES

  Not Applicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

  Not Applicable

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or its subsidiaries or is or was serving as an officer or director of another entity at the request of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Certificate of Incorporation and By-laws provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if Delaware law requires, such advance payment will only be made upon the delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 30 days after a written claim for such indemnification is received by the Company, the Certificate of Incorporation and By-laws authorize the claimant to bring an action against the Company and prescribe what constitutes a defense to such action.

  Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Pursuant to Section 102(b)(7) of the DGCL, Article Tenth of the Company's Certificate of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

  In addition, the Plan provides that the Registrant will indemnify the members of the Compensation Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the O'Sullivan Industries Holdings, Inc. Amended and Restated 1994 Incentive Stock Plan, as amended, or in authorizing or denying authorization to any transaction thereunder.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL and the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant carries directors' and officers' liability insurance policies under which all of the directors and executive officers of the Registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to the Registrant. Excluded from coverage under said policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent. In addition, the Registrant has entered into indemnification agreements with its directors and certain officers for indemnification to the fullest extent permitted by applicable law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

  Not Applicable

Item 8. EXHIBITS

Exhibit No.      Description

4.1              Certificate of Incorporation of O'Sullivan
                 Industries Holdings, Inc. (the "Company"), including
                 Certificate of Designation for Series A Preferred
                 Stock (incorporated by reference from Exhibit 3.1 to Registration Statement on Form S-1 (File
                 No. 33-72120))

4.2 By-laws of the Company (incorporated by reference from Exhibit 3.2 to Registration Statement on
                 Form S-1 (File No. 33-72120))

4.3              Specimen Certificate for shares of Common Stock
                 (incorporated by reference from Exhibit 4.1 to Amendment No. 3 to Registration Statement on
                 Form S-1 (File No. 33-72120))

4.4 Rights Agreement dated as of February 1, 1994, between the Company and The First National Bank of
                 Boston (incorporated by reference from Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-12754))

4.5 O'Sullivan Industries Holdings, Inc. 1994 Amended and Restated Incentive Stock Plan

4.5(a)           Amendment to O'Sullivan Industries Holdings, Inc.
                 Amended and Restated Incentive Stock Plan

4.6              Form of Restricted Stock Agreement among Tandy
                 Corporation, the Company and each of Messrs.
                 D. F. O'Sullivan and T. E. Riegel (incorporated by reference from Exhibit 4.2 to Amendment No. 2 to
                 Registration Statement on Form S-1 (File No. 33-72120))

4.7 Form of Nonqualified Stock Option Agreement between the Company and certain members of management

4.8 Form of Nonqualified Stock Option Agreement between the Company and non-employee directors

4.9              Form of Incentive Stock Option Agreement between the
                 Company and certain members of management

5                Opinion of Blackwell Sanders Matheny Weary &
                 Lombardi L.C.

23.1 Consent of Price Waterhouse LLP, independent accountants

23.2             Consent of Blackwell Sanders Matheny Weary &
                 Lombardi L.C., counsel (included in Exhibit 5)

Item 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and/or

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act and that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) The undertaking regarding indemnification of officers and directors is included as part of Item 6, which is incorporated into this Item 9 by reference.

                             SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri, on the 11th day of February, 1997.

O'SULLIVAN INDUSTRIES HOLDINGS, INC. (Registrant)
By: Daniel F. O'Sullivan
Chairman of the Board and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

February 11, 1997  Daniel F. O'Sullivan
                   Chairman of the Board
                   and Chief Executive Officer
                   (Principal Executive Officer)

                   Richard D. Davidson
                   President, Chief Operating Officer and Director

                   Tyrone E. Riegel
                   Executive Vice President and Director

                   Terry L. Crump
                   Vice President-Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

                   William C. Bousquette
                   Director

                   Charles G. Hanson
                   Director

                   Stewart M. Kasen
                   Director

                   Thomas M. O'Sullivan, Sr.
                   Director

                   Ronald G. Stegall
                   Director

                          INDEX TO EXHIBITS

Exhibit No.   Description

4.1           Certificate of Incorporation of O'Sullivan
              Industries Holdings, Inc. (the "Company"), including
              Certificate of Designation for Series A Preferred
              Stock (incorporated by reference from Exhibit 3.1 to Registration Statement on Form S-1 (File
              No. 33-72120))

4.2 By-laws of the Company (incorporated by reference from Exhibit 3.2 to Registration Statement on
              Form S-1 (File No. 33-72120))

4.3           Specimen Certificate for shares of Common Stock
              (incorporated by reference from Exhibit 4.1 to Amendment No. 3 to Registration Statement on
              Form S-1 (File No. 33-72120))

4.4 Rights Agreement dated as of February 1, 1994, between the Company and The First National Bank of
              Boston (incorporated by reference from Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-12754))

4.5 O'Sullivan Industries Holdings, Inc. 1994 Amended and Restated Incentive Stock Plan

4.5(a)        Amendment to O'Sullivan Industries Holdings, Inc.
              Amended and Restated Incentive Stock Plan

4.6           Form of Restricted Stock Agreement among Tandy
              Corporation, the Company and each of Messrs.
              D. F. O'Sullivan and T. E. Riegel (incorporated by reference from Exhibit 4.2 to Amendment No. 2 to
              Registration Statement on Form S-1 (File No. 33-72120))

4.7 Form of Nonqualified Stock Option Agreement between the Company and certain members of management

4.8 Form of Nonqualified Stock Option Agreement between the Company and non-employee directors

4.9           Form of Incentive Stock Option Agreement between the
              Company and certain members of management

5             Opinion of Blackwell Sanders Matheny Weary &
              Lombardi L.C.

23.1 Consent of Price Waterhouse LLP, independent accountants

23.2          Consent of Blackwell Sanders Matheny Weary &
              Lombardi L.C., counsel (included in Exhibit 5)